EXHIBIT 99.1

            American River Bankshares Announces a 5% increase in its
                          Fourth Quarter Cash Dividend

Sacramento, CA, December 21, 2006 - American River Bankshares [NASDAQ: AMRB] today announced its fourth quarter cash dividend of 15 cents per share payable on January 19, 2007 to shareholders of record on January 5, 2007.

In November, American River Bankshares announced a 5% stock dividend payable on December 22, 2006 to shareholders of record on December 8, 2006. For 2006, the Company paid a total of 60 cents in cash dividends. The cash dividend of 15 cents paid this quarter represents a 5% increase over the third quarter dividend when the additional shares are considered.

American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statement
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Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.



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